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                                                                   EXHIBIT 10.47



Neither this Note nor the Common Stock referenced in Section 4.1 of this Note has been registered under the Securities Act of 1933, as amended, and neither may be sold or transferred unless there is an effective registration statement under such Act covering such or, in the opinion of counsel acceptable to the Maker, such sale of transfer is exempt from the registration and prospectus delivery requirements of such Act.

                          CONVERTIBLE SUBORDINATED NOTE

$1,000,000.00                                                January  15, 1999
-------------                                                -----------------

     For value received, Tatham Offshore, Inc. (the "MAKER"), hereby promises to pay to the order of Tatham Brothers, LLC (the "HOLDER"), at 200 Riverside Drive, #6E, New York, New York 10025, Attention: Mr. Glenn Tatham, or at such other place as from time to time may be designated by the Holder in lawful money of the United States of America, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), on the dates specified herein, with interest as specified herein. Capitalized terms used herein shall have the meanings ascribed to them in Section 5.10 hereto, or as otherwise defined herein.

     This Note is subject to the following additional provisions, terms and conditions:

                                   ARTICLE I
                                  BASIC TERMS

     Section 1.1 Principal.

          (a) Scheduled Repayment. The principal of this Note shall be due and payable in a single payment on or before August 15, 2001 (the "MATURITY DATE").

          (b) Optional Prepayment. Maker may at any time and from time to time, upon ten (10) days prior written notice (the "PREPAYMENT NOTICE"), prepay all of the unpaid principal balance and interest of this Note without premium or penalty.

     Section 1.2 Interest.

          (a) The Maker agrees, subject to Section 5.2 hereof, to pay interest in respect of the unpaid principal amount of this Note from the date hereof to maturity (whether by acceleration or otherwise) at fifteen percent (15%) per annum (the "APPLICABLE RATE").

          (b) Interest on the principal of this Note shall be due and payable
(i) on the Maturity Date, (ii) upon the payment or prepayment, in full of the principal amount of this Note, (iii) at the maturity of this Note (whether by acceleration or otherwise), and (iv) after maturity (whether by acceleration or otherwise), on demand.

          (c) All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     Section 1.3 Payments in General. Whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.


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                                   ARTICLE II
                                  SUBORDINATION

     Section 2.1 Agreement to Subordinate. The Maker agrees, and the Holder by accepting this Note agrees, that the Subordinated Debt is subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full of all Senior Indebtedness, and that these subordination provisions are for the benefit of the Senior Lenders. This Article III shall constitute a continuing offer to all persons, corporations, partnerships, limited liability companies, trusts and other entities who, in reliance upon such provisions, become or continue to be Senior Lenders, and such provisions are made for the benefit of the Senior Lenders, and the Senior Lenders are made intended beneficiaries hereunder and they or each of them may enforce such provisions.

     Section 2.2 General Subordination Provisions. The Subordinated Debt is hereby expressly made subordinate and junior in right of payment to the Senior Indebtedness as follows:

          (a) Permitted Subordinated Debt Payments. The Maker may make payments or prepayments of principal or interest on account of, or repurchase, redeem or otherwise retire (whether at the option of the Holder or otherwise) Subordinated Debt (each, a "SUBORDINATED DEBT PAYMENT") if (i) at the time of such Subordinated Debt Payment and immediately after giving effect thereto, (ii) no Senior Default shall have occurred and be continuing, and (iii) no Distribution Event shall have been initiated and be continuing.

          (b) Senior Defaults. If a Senior Default has occurred and is continuing and notice of such Senior Default has been given to the Maker or the Holder, then no Subordinated Debt Payments may be made until such Senior Default and all other Senior Defaults have been cured or waived.

          (c) Distribution Events. If a Distribution Event has been initiated and is continuing, then the Senior Lenders shall be entitled to receive payment in full of the Senior Indebtedness before the Holder is entitled to receive any Subordinated Debt Distribution (other than Reorganization Securities) on account of the Subordinated Debt. For purposes of this Note, the term "REORGANIZATION SECURITIES" shall mean any securities of the Maker or any other entity provided for by a plan of reorganization or readjustment if (i) the payment thereof is subordinate at least to the extent provided in this Article II with respect to this Note to the payment of Senior Indebtedness, and (ii) the payment or distribution of such securities has been authorized in a Distribution Event under any applicable Bankruptcy Law giving effect, and stating in such order or decree that effect is given, to the purpose and intention of the subordination of this Note to the Senior Indebtedness.

          (d) Improper Distributions Received by Holder. In the event that the Holder shall receive any Subordinated Debt Distribution in violation of this
Article II, then such Subordinated Debt Distribution shall be held in trust for the benefit of, and shall be promptly paid over and delivered to, the Senior Lenders for application to the payment of the Senior Indebtedness remaining unpaid to the extent necessary to pay the Senior Indebtedness in full after giving effect to any concurrent payments or distributions to the Senior Lenders.

          (e) No Impairment. The Senior Lenders shall have no duty or obligation to the Holder in any manner whatsoever and may at any time and from time to time in their sole discretion, without the consent of or notice to the Holder and without impairing or releasing any rights of the Senior Lenders or any of the obligations of the Holder hereunder, take any or all of the following actions:


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               (i) change the amount, manner, place, terms of payment or
interest rate, change or extend the time of payment of, or renew or alter, any of the Senior Indebtedness, or amend or supplement or waive any of the terms of any loan document related thereto;

               (ii) sell, exchange, release, surrender, relend, realize upon or otherwise deal with any manner and in any order any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness;

               (iii) release any Person liable in any manner for the payment or collection of the Senior Indebtedness;

               (iv) exercise or refrain from exercising any rights and remedies against the Maker or any other Person or otherwise act or refrain from acting or, for any reason fail to file, record or otherwise perfect any security interest in or lien on any property of the Maker or any other Person; and

               (v) apply any sums received by the Senior Lenders, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such manner as the Senior Lenders, in their sole discretion, may deem appropriate.

     Section 2.3 Notices by the Maker. The Maker shall promptly notify the Holder of any facts known to the Maker that would cause a Subordinated Debt Distribution to violate this Article II, but failure to give such notice shall not impair the subordination of this Note to the Senior Indebtedness provided in this Article II.

     Section 2.4 Relative Rights. This Article defines the relative rights of the Holder and the Senior Lenders. Nothing in this Note shall (i) impair, as between the Maker and the Holder, the obligation of the Maker, which is absolute and unconditional, to pay principal of and interest on this Note in accordance with its terms, or (ii) affect the relative rights of the Holder and creditors of the Maker other than the Senior Lenders.

     Section 2.5 Subordination May Not Be Impaired by the Maker. No right of any Senior Lender to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by the Maker or by its failure to comply with the terms of this Note.

     Section 2.6 Amendment. None of the terms, conditions or provisions of this
Article II shal be amended, waived or varied without the prior written consent of all of the Senior Lenders.


                                  ARTICLE III
                              DEFAULT AND REMEDIES

     Section 3.1 Events of Default. An "Event of Default" shall be deemed to have occurred if the Maker shall fail to pay when due any principal of or interest on this Note, or any other expense or amount payable by the Maker hereunder, when and as the same shall become due and payable, or fail in the due observance or performance of any other covenant, condition or agreement to be observed or performed under the terms of this Note, or if any representations or warranty made by the Maker shall be untrue or misleading as of the date of this Note.


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     Section 3.2 Remedies. Subject to Article II and Article IV hereof, if an
Event of Default shall occur and be continuing, the Holder may declare the entire unpaid principal balance of this Note, together with all accrued but unpaid interest hereunder, immediately due and payable, and may proceed to enforce payment of the same and to exercise any and all of the rights and remedies afforded herein as well as all other rights and remedies possessed by the Holder by law or otherwise.


                                   ARTICLE IV
                                   CONVERSION

     Section 4.1 Conversion. The Holder shall have the following conversion rights:

          (a) Right to Convert to Common Stock. The Holder shall have the one time right at his sole option and discretion to convert this Note and the rights to payment hereunder or any portion thereof into the number of shares of Maker's Common Stock equal to (i) the principal amount the Holder elects to convert (which shall not in any event exceed the principal amount outstanding as of the date of conversion) plus interest accrued on such amount through such date, divided by (ii) the greater of (A) the average closing price on the NASDAQ Stock Market of Maker's Common Stock for the five business days preceeding the last calendar day of the calendar quarter immediately preceeding the calendar quarter in which the date of conversion occurs and (B) $0.30 (as adjusted for stock splits, combinations, reclassifications and other similar events involving the Common Stock after the date hereof). If the Holder elects to convert only a portion of this Note and the rights to payment hereunder, then immeditaely upon such conversion, the rights provided to the Holder by this Article IV shall automatically terminate and be of no further force and effect and the Holder shall not have any further rights under this Article IV and the Holder shall not have the right to covert the remaining balance of this Note and the rights to payment hereunder or any portion thereof.

          (b) Mechanics of Conversion. Before the Holder shall be entitled to convert this Note as provided above, the Holder shall surrender the Note and shall give notice to the Maker of the election to convert the same (the "CONVERSION NOTICE") (the Hodler shall have the right to give the Conversion Notice after the Holder receives a Prepayment Notice, provided that the date of conversion provided for in the Conversion Notice is on or before the date set for payment in the Prepayment Notice) , and shall state in such notice the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Maker shall, as soon as practicable thereafter, issue and deliver to the Holder, or to the nominee or nominees of the Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as provided herein. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note being converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

          (c) Reservation; Non-Issuance Covenant. Maker represents that it has reserved for issuance an adequate number of shares of Common Stock to satisfy the conversion contemplated hereby.


                                   ARTICLE V
                                  MISCELLANEOUS

     Section 5.1 Headings. The Article, Section and Subsection headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.



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     Section 5.2 Limitation on Interest. Notwithstanding any other provision of this Note, interest on the indebtedness evidenced by this Note is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the interest contracted for, charged or received by the Holder exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Maker to the Holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to the Maker. In determining whether or not the interest paid or payable with respect to any indebtedness of the Maker to the Holder, under any specific contingency, exceeds the highest lawful rate, the Maker and the Holder shall, to the maximum extent permitted by applicable law,
(a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law. The terms and provisions of this section shall control and supersede every other conflicting provision of this Note and all other agreements between the Maker and the Holder.

     Section 5.3 Governing Law. This Note and the validity and enforceability hereof shall be governed by and construed and interpreted in accordance with the laws of the State of New York other than the conflict of laws rules thereof.

     Section 5.4 Waivers. Except as may be otherwise provided herein, the makers, signers, sureties, guarantors and endorsers of this Note severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of acceleration, diligence in collecting, grace, notice, and protest, and agree to one or more extensions for any period or periods of time and partial payments, before or after maturity, without prejudice to the Holder.

     Section 5.5 No Waiver by Holder. No failure or delay on the part of the Holder in exercising any right, power or privilege hereunder and no course of dealing between the Maker and the Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     Section 5.6 Notices and Other Communications. All notices and other communications hereunder shall be in writing and shall be given by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by cable, telex or facsimile transmission to the Maker or the Holder at the following addresses (or at such other address as either the Maker or the Holder shall have furnished to the other in accordance with the terms of this Section):



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         if to the Maker, to:

                                   Tatham Offshore, Inc.
                                   7500 Chase Tower
                                   600 Travis
                                   Houston, Texas 77002
                                   Fax: (713) 224-7574

         if to the Holder, to:

                                   Tatham Brothers, LLC
                                   7500 Chase Tower
                                   600 Travis
                                   Houston, Texas 77002
                                   Fax: (713) 224-7574

     All notices and other communications hereunder that are addressed as provided in or pursuant to this Section shall be deemed duly and validly given
(1) if delivered in person, upon delivery, (2) if delivered by registered or certified mail (return receipt requested and with postage paid thereon), 72 hours after being placed in a depository of the United States mails and (3) if delivered by cable, telex or facsimile transmission, upon transmission thereof and receipt of the appropriate answerback.

     Section 5.7 Severability. In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby.

     Section 5.8 Entire Agreement. This Note embodies the entire agreement of the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter.

     Section 5.9 Approval of Senior Loans Required. So long as any amounts are outstanding hereunder, Maker shall incur no indebtedness senior to this Note, other than the Senior Indebtedness, without Holder's consent.




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     Section 5.10 Definitions. Capitalized words and phrases used in this Note shall have the following meanings:

          (a) "BANKRUPTCY LAW" means Title 11, United States Code or any similar federal or state law for the relief of debtors.

          (b) "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to close.

          (c) "COMMON STOCK" means the Maker's common stock, par value $0.01 per share.

          (d) "DISTRIBUTION EVENT" means any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding (whether voluntary or involuntary) relating to the Maker or its property, or any proceeding for voluntary liquidation, dissolution or other winding up of the Maker, whether or not involving insolvency or bankruptcy.

          (e) "EVENT OF DEFAULT" has the meaning given to such term in Section
3.1 hereof.

          (f) "NOTE" means this Convertible Subordinated Note made by the Maker payable to the order of the Holder, together with all amendments and supplements hereto, all substitutions and replacements herefor, and all renewals, extensions, increases, restatements, modifications, rearrangements and waivers hereof from time to time.

          (g) "SENIOR DEFAULT" means any default or event of default with respect to any Senior Indebtedness.

          (h) "SENIOR INDEBTEDNESS" means all indebtedness of the Maker for money borrowed or evidenced by notes, bonds, debentures or similar evidences of indebtedness by Maker, outstanding as of the date hereof, or to a bank chartered under the laws of the United States or the State of Texas or other financial institution, or any renewal, extension, refinancing or replacement of any of the foregoing.

          (h) "SENIOR LENDERS" means all holders of Senior Indebtedness.

          (i) "SUBORDINATED DEBT" means all obligations owing to the Holder under this Note.

          (j) "SUBORDINATED DEBT DISTRIBUTION" means any Subordinated Debt Payment or any other distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to the Holder.

          (k) "SUBORDINATED DEBT PAYMENT" has the meaning given to such term in
Section 3.2(a) hereof.

     EXECUTED as of the date first written above.

                                   TATHAM OFFSHORE, INC.


                                   By:
                                      -----------------------------------------
                                   Name:    Dennis Kunetka
                                   Title:   Senior Vice President and Secretary




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